UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)
On May 21, 2012, the Compass Minerals International, Inc. Board of Directors increased the size of the Board of Directors from eight to nine and elected Ms. Amy Yoder to the Board of Directors effective immediately, as a Class II director with a term expiring at the 2014 Annual Meeting of Stockholders.  Ms. Yoder will serve on the Nominating/Corporate Governance Committee and the Environmental Health & Safety Committee.

There are no arrangements or understandings between Ms. Yoder and any other person pursuant to which she was appointed a director, and there are no transaction requiring disclosure under Item 404(a) of Regulation S-K.  Ms. Yoder’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the board.  The non-employee director compensation program is described in Exhibit 10.2 to the Company’s Form 10-Q for the period ended March 30, 2012, filed with the Securities Exchange Commission on April 27, 2012.

Ms. Yoder will also be a party to the Company’s standard form of indemnification agreement (Exhibit 10.1 to Compass Minerals International, Inc.’s current Report on Form 8-K dated March 24, 2009).

For further information, see the attached Press Release dated May 23, 2012, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: May 24, 2012	By:	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer